Exhibit 99.1

Cognition Therapeutics Advancing Zervimesine (CT1812) for
Dementia with Lewy Bodies (DLB) Psychosis

- Regulatory strategy expedites development of potential first treatment to address DLB psychosis -

PURCHASE, NY – March 02, 2026 – Cognition Therapeutics, Inc., (the Company or Cognition) (NASDAQ: CGTX), a clinical-stage company developing drugs that treat neurodegenerative disorders, announced plans to advance development of zervimesine for the treatment of dementia with Lewy bodies (DLB) psychosis, which impacts as many as 75% of patients. This follows receipt of final minutes from the U.S. Food and Drug Administration (FDA) pertaining to the Type C meeting that was conducted on January 21, 2026.

“Based on the Agency’s meeting minutes and the strength of our Phase 2 ‘SHIMMER’ data in the psychiatric and behavioral domain, we believe the best strategy is to pursue a registrational path for the treatment of DLB psychosis,” explained Anthony O. Caggiano, MD, PhD, Cognition’s CMO. “Symptoms of DLB psychosis are reported to be extremely debilitating and often lead to institutionalization. Since DLB patients are unable to tolerate many antipsychotic medications, there is a need for treatments specifically developed for DLB psychosis. We believe that zervimesine has the potential to make a meaningful difference in the lives of DLB patients and their families.”

As planned, the next study for DLB will focus on the measurement of neuropsychiatric symptoms such as hallucinations and delusions, and behavioral symptoms such as anxiety, aggression, and agitation. We expect symptoms will be measured using established validated endpoints. Participants will be randomized to either 100mg of oral zervimesine or placebo daily for the study period, after which participants would be eligible to enroll in an open-label extension study. Cognition expects to meet with the FDA Division of Psychiatry to discuss a DLB psychosis program by midyear 2026.

“There are no approved medications for DLB psychosis, which effects a majority of patients with the disease,” concluded Lisa Ricciardi, Cognition’s president and CEO. “Traditional antipsychotics and benzodiazepines can worsen motor function in DLB patients. We showed in Phase 2 that zervimesine’s impact on neuropsychiatric symptoms did not impair participants’ motor skills. In fact, zervimesine had a directionally favorable impact on cognitive fluctuations, memory, movement, and activities of daily living. Subject to alignment with the FDA, we believe this regulatory program will allow us to expedite zervimesine’s path to market, where it can meet a critical need for DLB patients.”

DLB Psychosis

Patients with dementia commonly experience behavioral and psychological symptoms such as hallucinations, aggression, agitation, and depression. As many as 75% of patients with DLB will experience psychosis, which presents a considerable burden to patients and caregivers. In addition to impeding daily activities, neuropsychiatric symptoms lead to higher healthcare costs and earlier institutionalization. While antipsychotics are available for other conditions, none are approved for use in DLB patients. In fact, many traditional antipsychotics, such as haloperidol, are contraindicated in patients with DLB, who may exhibit severe parkinsonism, sedation, and immobility in response to these medications.

About the Phase 2 SHIMMER Study

The SHIMMER study (NCT05225415) is an exploratory double-blind, placebo-controlled Phase 2 clinical trial that enrolled 130 adults with mild-to-moderate DLB, who were randomized to either daily oral doses of zervimesine (100 mg or 300 mg) or placebo for six months. Findings show that zervimesine had a positive impact across symptom domains. The candidate’s impact on neuropsychiatric symptoms was particularly robust, resulting in an 86% slowing of decline on 12-item neuropsychiatric inventory (NPI-12) vs placebo. The SHIMMER study was supported by a grant award from the National Institute on Aging of the National Institutes of Health (NIH) totaling approximately $30 million (R01AG071643) and was conducted in collaboration with James E. Galvin, MD, MPH, director of the Comprehensive Center for Brain Health at the University of Miami Miller School of Medicine and the Lewy Body Dementia Association (LBDA).

Cognition Therapeutics, Inc.

www.cogrx.com

About Zervimesine (CT1812)

Zervimesine (CT1812) is an investigational, oral, once-daily pill in development for the treatment of CNS diseases such as Alzheimer’s disease and dementia with Lewy bodies (DLB). While these diseases have different symptoms, both are associated with the buildup of certain proteins in the brain – Aβ and ɑ-synuclein. As these proteins bind to neurons, they can damage and ultimately destroy the neurons. This results in a progressive loss in a person’s ability to learn, recall memories, move efficiently, or communicate. These diseases progress relentlessly and ultimately result in death. Zervimesine has been shown to interrupt the toxic effects of Aβ and ɑ-synuclein, which may slow progression of disease and improve the lives of those suffering from Alzheimer’s and DLB. Zervimesine has been generally well tolerated in clinical studies to date.

About Cognition Therapeutics, Inc.

Cognition Therapeutics, Inc., is a clinical-stage biopharmaceutical company discovering and developing innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system. We recently completed Phase 2 studies of our lead candidate, zervimesine (CT1812) in dementia with Lewy bodies (DLB), mild-to-moderate Alzheimer’s disease and geographic atrophy secondary to dry AMD. The Phase 2 START study (NCT05531656) in early Alzheimer’s disease is ongoing with $81 million in grant support from the National Institute of Aging (NIA) at the National Institutes of Health. We believe zervimesine can regulate pathways that are impaired in these diseases through its interaction with the sigma-2 receptor, a mechanism that is functionally distinct from other approaches for the treatment of degenerative diseases. More about Cognition Therapeutics and our pipeline can be found at https://cogrx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release or made during the conference, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our product candidates, including zervimesine (CT1812), and any expected or implied benefits or results, including that initial clinical results observed with respect to zervimesine will be replicated in later trials and our clinical development plans, including statements regarding our clinical studies of zervimesine, any analyses of the results therefrom, as well as statements regarding our regulatory plans, including our designs and plans for our DLB program, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the FDA may disagree with our planned clinical study plan and determine that our DLB study is not registrational and may require additional studies; competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impacts of ongoing global and regional conflicts on our business, supply chain and labor force; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the Securities & Exchange Commission and are available at www.sec.gov. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com

Cognition Therapeutics, Inc.
www.cogrx.com